Exhibit 10.1

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of August 1, 2019 (the “Effective Date”) between Kin Chan dba Fourier Biotechnologies, LLC (the “Consultant”), and BioPharmX, Inc., a Nevada corporation with a place of business at 115  Nicholson Lane,  San Jose, CA 95134 (“Company”).  The parties hereby agree as follows:

1.        Engagement of Services.  Company may issue Project Assignments to Consultant in the form attached to this Agreement as Exhibit A (Project Assignment).  A Project Assignment will become binding when both parties have signed it and once signed, Consultant will be obligated to provide the services as specified in such Project Assignment.  The terms of this Agreement will govern all Project Assignments and services undertaken by Consultant for Company.

2.          Compensation; Timing.  Company will pay Consultant the fee set forth in each Project Assignment for the services provided as specified in such Project Assignment.  If provided for in the Project Assignment, Company will reimburse Consultant’s expenses no later than thirty (30) days after Company’s receipt of Consultant’s invoice, provided that reimbursement for expenses may be delayed until such time as Consultant has furnished reasonable documentation for authorized expenses as Company may reasonably request.  Upon termination of this Agreement for any reason, Consultant will be (a) paid fees on the basis stated in the Project Assignment(s) and (b) reimbursed only for expenses that are incurred prior to termination of this Agreement and which are either expressly identified in a Project Assignment or approved in advance in writing by an authorized Company manager.

3.       Independent Contractor Relationship.  Consultant’s relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship.  Consultant will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits.  Consultant is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager.  Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.  Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement.  No part of Consultant’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes.  Company will regularly report amounts paid to Consultant by filing Form 1099‑MISC with the Internal Revenue Service as required by law.

4.      Disclosure and Assignment of Work Resulting from Project Assignments.

4.1       “Innovations” and “Company Innovations” Definitions.  “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), trademarks, service marks, trade names and trade dress.  “Company Innovations” means Innovations that Consultant, solely or jointly with others, conceives, develops or reduces to practice related to any Project Assignment.

rev. 18Dec181

4.2            Disclosure and Assignment of Company Innovations.  Consultant agrees to maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company.  Consultant agrees to promptly disclose and describe to Company all Company Innovations.  Consultant hereby does and will assign to Company or Company’s designee all of Consultant’s right, title and interest in and to any and all Company Innovations and all associated records.  To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Consultant to Company, Consultant hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest.  To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest.

4.3      Assistance.  Consultant agrees to perform, during and after the term of this Agreement, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement.  If Company is unable for any reason to secure Consultant’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Consultant hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and on Consultant’s behalf and instead of Consultant to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Company Innovations, all with the same legal force and effect as if executed by Consultant.  The foregoing is deemed a power coupled with an interest and is irrevocable.

4.4          Out-of-Scope Innovations.  If Consultant incorporates or permits to be incorporated any Innovations relating in any way, at the time of conception, reduction to practice, creation, derivation, development or making of such Innovation, to Company’s business or actual or demonstrably anticipated research or development but which were conceived, reduced to practice, created, derived, developed or made by Consultant (solely or jointly) either unrelated to Consultant’s work for Company under this Agreement or prior to the Effective Date  (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, then Consultant hereby grants to Company and Company’s designees a non-exclusive, royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to such Out-of-Scope Innovations.  Notwithstanding the foregoing, Consultant agrees that Consultant will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any Company Innovations without Company’s prior written consent.

5.        Confidentiality.

5.1      Definition of Confidential Information.  “Confidential Information” means (a) any technical and non-technical information related to the Company’s business and current, future and proposed products and services of Company, including for example and without limitation, Company Innovations, Company Property (as defined in Section 6 (“Ownership and Return of Confidential Information and Company Property”)), and Company’s information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information and marketing plans and  (b) any information that may be made known to Consultant and that Company has received from others that Company is obligated to treat as confidential or proprietary.

rev. 18Dec182

5.2       Nondisclosure and Nonuse Obligations.  Except as permitted in this Section, Consultant shall not use, disseminate or in any way disclose the Confidential Information.  Consultant may use the Confidential Information solely to perform Project Assignment(s) for the benefit of Company.  Consultant shall treat all Confidential Information with the same degree of care as Consultant accords to Consultant’s own confidential information, but in no case shall Consultant use less than reasonable care.  If Consultant is not an individual, Consultant shall disclose Confidential Information only to those of Consultant’s employees who have a need to know such information.  Consultant certifies that each such employee will have agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions at least as protective as those terms and conditions applicable to Consultant under this Agreement.  Consultant shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information.  Consultant shall assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.  Consultant agrees not to communicate any information to Company in violation of the proprietary rights of any third party.

5.3        Exclusions from Nondisclosure and Nonuse Obligations.  Consultant’s obligations under Section 5.2 (Nondisclosure and Nonuse Obligations) shall not apply to any Confidential Information that Consultant can demonstrate (a) was in the public domain at or subsequent to the time such Confidential Information was communicated to Consultant by Company through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such Confidential Information was communicated to Consultant by Company; or (c) was developed by employees of Consultant independently of and without reference to any Confidential Information communicated to Consultant by Company.  A disclosure of any Confidential Information by Consultant  (i) in response to a valid order by a court or other governmental body or (ii) as otherwise required by law shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

6.         Ownership and Return of Confidential Information and Company Property.  All Confidential Information and any materials (including, without limitation, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) furnished to Consultant by Company, whether delivered to Consultant by Company or made by Consultant in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the “Company Property”), are the sole and exclusive property of Company or Company’s suppliers or customers.  Consultant agrees to keep all Company Property at Consultant’s premises unless otherwise permitted in writing by Company.  Within five (5) days after any request by Company, Consultant shall destroy or deliver to Company, at Company’s option, (a) all Company Property and (b) all materials in Consultant’s possession or control that contain or disclose any Confidential Information.  Consultant will provide Company a written certification of Consultant’s compliance with Consultant’s obligations under this Section.

7.       Observance of Company Rules.  At all times while on Company’s premises, Consultant will observe Company’s rules and regulations with respect to conduct, health, safety and protection of persons and property.

8.     No Conflict of Interest.  During the term of this Agreement, Consultant will not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Consultant’s obligations, or the scope of services to be rendered for Company, under this Agreement.  Consultant warrants that, to the best of Consultant’s knowledge, there is no other existing contract or duty on Consultant’s part that conflicts with or is inconsistent with this Agreement.  Consultant agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.

rev. 18Dec183

9.           Term and Termination.

9.1       Term.  This Agreement is effective as of the Effective Date set forth above for a period of three months with the option to renew as mutually agreed.

9.2       Termination by Company.  Company may terminate this Agreement without cause at any time, with termination effective immediately after Company’s delivery to Consultant of written notice of termination.

9.3       Termination by Consultant.  Except during the term of a Project Assignment, Consultant may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Consultant’s delivery to Company of written notice of termination.  Consultant also may terminate this Agreement immediately for a material breach by Company if Company’s material breach of any provision of this Agreement is not cured within ten (10) days after the date of Consultant’s written notice of breach.

9.4       Effect of Expiration or Termination.  Upon expiration or termination of this Agreement, Company shall pay Consultant for services performed under this Agreement as set forth in each then pending Project Assignment(s).  The definitions contained in this Agreement and the rights and obligations contained in this Section and Sections 4 (Disclosure and Assignment of Work Resulting from Project Assignments), 5 (Confidentiality), 6 (Ownership and Return of Confidential Information and Company Property), 10 (Noninterference with Business) and 11 (General Provisions) will survive any termination or expiration of this Agreement.

10.       Noninterference with Business.  During this Agreement, and for a period of one (1) year immediately following the termination or expiration of this Agreement, Consultant agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Company.

11.         General Provisions.

11.1         Successors and Assigns.  Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without Company’s prior written consent.  Subject to the foregoing, this Agreement will be for the benefit of Company’s successors and assigns and will be binding on Consultant’s assignees.

11.2      Injunctive Relief.  Consultant’s obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of such obligations will result in irreparable and continuing damage to Company for which money damages are insufficient, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate).

11.3     Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated:  (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to the addresses set forth above or to such other address as either party may provide in writing.

11.4     Governing Law; Forum.  This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to rev. 18Dec184

agreements entered into and to be performed entirely within California between California residents.  Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

11.5    Severability.  If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

11.6   Waiver; Modification.  If Company waives any term, provision or Consultant’s breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company.  No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Consultant.  This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

11.7    Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous agreements concerning such subject matter, written or oral.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Kin Chan By: /s/ Kin Chan Name: Kin Chan Title: Principal	BioPharmX, Inc. By: /s/ David Tierney Name: David Tierney Title: President & CEO

rev. 18Dec185

EXHIBIT A

PROJECT ASSIGNMENT

Provide advisory services as requested by the CEO or COO.

Payment of Fees.  Fee will be (CHECK ONE):

a fixed price for completion of $_________________

based on a rate per hour of $____, with a total compensation not to exceed $_____________

other, as follows (describe payment):  Monthly retainer of $10,000.00 (ten thousand dollars)

If either party for any reason terminates this Project Assignment or the Consulting Services Agreement that governs it, fees will be paid based on (CHECK ONE):

Consultant time spent.

the proportion of the deliverables furnished Company, as determined by Company.

other, as follows (describe payment):  Prorated monthly retainer payment.

Expenses.  Company will reimburse Consultant for the following expenses incurred in connection with this Project Assignment upon receipt of proper documentation of those expenses from Consultant (describe expenses): travel-related costs.

NOTE:  This Project Assignment is governed by the terms of the Consulting Services Agreement in effect between Company and Consultant.  Any item in this Project Assignment that is inconsistent with such agreement is invalid.

IN WITNESS WHEREOF, the parties have executed this Project Assignment as of the later date below.

Kin Chan By: /s/ Kin Chan Name: Kin Chan Title: Principal Date: July 23, 2019	BioPharmX, Inc. By: /s/ David Tierney Name: David Tierney Title: President & CEO Date: July 24, 2019

AMENDMENT 1 to EXHIBIT A

AMENDMENT OF PAYMENT OF FEES

This Exhibit is an amendment of the Consulting Agreement dated August 1, 2019 (the “Agreement”) by and between BioPharmX Inc., a Nevada corporation (the “Company”), and Kin Chan dba Fourier Biotechnologies, LLC (“Consultant”).  Any capitalized terms not defined herein shall have the meanings given to them in the Agreement.

The Agreement shall be amended as follows:

Payment of Fees.  For services provided on or after September 1, 2019, compensation to Consultant shall be at the rate of $200.00 per hour.

IN WITNESS WHEREOF, the parties have executed this Agreement Amendment effective as of September 1, 2019.

COMPANY:

By:  /s/ David S. Tierney

CONSULTANT:

By:  /s/ Kin Chan